Exhibit 99.1

Praxair Reports Second-Quarter 2013 Results

  Sales of $3.0 billion, 7% above prior-year quarter
  Diluted EPS of $1.49, up 5% versus prior year
  Started hydrogen supply to Valero Port Arthur (135mm scfd capacity)
  Full-year 2013 adjusted diluted EPS guidance of $5.90 to $6.00*
  Third-quarter diluted EPS guidance of $1.48 to $1.53*

DANBURY, Conn.--(BUSINESS WIRE)--July 24, 2013--Praxair, Inc. (NYSE: PX) reported second-quarter net income and diluted earnings per share of $445 million and $1.49, 4% and 5% above the prior-year quarter, respectively.

Sales in the second quarter were $3,014 million, 7% above the prior-year quarter. Strong volumes in Asia and South America were partially mitigated by lower volumes in Europe, while North American volumes were comparable to the prior year. Acquisitions contributed 3% growth in the quarter.

Operating profit in the second quarter was $665 million, up 5% compared to the prior-year quarter. The increase was driven by higher overall volumes, higher pricing and acquisitions, partially offset by negative currency translation effects. Operating profit as a percentage of sales was 22.1%.

Second-quarter cash flow from operations was $577 million and capital expenditures were $522 million, primarily for new production plants under long-term contracts with customers. The company invested $171 million in acquisitions of Dominion Technology Gases, Volgograd Oxygen Factory and several packaged gas distributors in the United States. The company paid dividends of $177 million and repurchased $152 million of stock, net of issuances. The debt-to-capital ratio was 57.9% and debt-to-EBITDA was 2.1x.* The after-tax return on capital and return on equity for the quarter were 13.0% and 28.4%, respectively.*

Commenting on the financial results and business outlook, Chairman, President and Chief Executive Officer Steve Angel said, “Our on-site business continued to be very strong with improving volumes to the energy, chemicals and metals industries across the Americas and Asia. Merchant deliveries continued to grow modestly with stable demand from healthcare and food and beverage. However, packaged gas demand weakened slightly due to poor overall business confidence and lower private and public spending on construction and capital projects.

In the near term, we expect these trends to continue with the strongest growth in chemicals, energy and emerging markets. Fortunately, we are well positioned geographically and have a strong backlog of large on-site projects being readied for start-up.”

For the third quarter of 2013, Praxair expects diluted earnings per share in the range of $1.48 to $1.53. For the full year of 2013, the company expects adjusted diluted earnings per share to be in the range of $5.90 to $6.00. These estimates are based on current foreign exchange rates for our international businesses, which on a weighted basis are 3% weaker than January when we initially gave earnings guidance for 2013. They also exclude an expected pension settlement charge in the third quarter of about $9 million. Praxair expects full-year sales in the area of $12 billion. Full-year capital expenditures are expected to be in the range of $1.8 to $2.0 billion, and the adjusted effective tax rate is forecasted to remain at about 28%.*

Following is additional detail on second-quarter 2013 results by segment.

In North America, second-quarter sales were $1,552 million up 11% from the prior-year quarter. The acquisitions of NuCO2 and packaged gas distributors contributed 6% growth. Operating profit of $381 million grew 5% from the prior year primarily due to acquisitions and higher price.

In Europe, second-quarter sales were $382 million, in-line with the prior-year quarter. Underlying sales, excluding currency translation, were steady with the prior-year quarter due to higher pricing offset by lower volumes. Operating profit of $69 million, increased 1%, compared to the prior-year quarter, due to lower costs, productivity savings and price, partially offset by lower volumes.

In South America, second-quarter sales were $536 million, 3% higher than the prior-year quarter. Underlying sales, excluding currency translation, grew 9% with the strongest growth in the metals, healthcare and chemical markets. Operating profit was $123 million, up 12% versus the prior-year period, due to improved volumes and price.

Sales in Asia were $379 million in the quarter, up 9% from the prior year, driven by higher on-site and merchant sales in China, Korea and India, including new plant start-ups. Sales growth came primarily from metals, chemical and manufacturing customers. Operating profit was $61 million.

Praxair Surface Technologies had second-quarter sales of $165 million, 2% below the prior-year quarter. Sales were steady, excluding negative currency impact, as higher pricing offset weaker volumes of industrial coatings. Operating profit of $31 million grew 15% from the prior-year period due to lower costs from previous restructuring actions, productivity savings and higher pricing.

About Praxair

Praxair, Inc. is the largest industrial gases company in North and South America, and one of the largest worldwide, with 2012 sales of $11 billion. The company produces, sells and distributes atmospheric, process and specialty gases, and high-performance surface coatings. Praxair products, services and technologies are making our planet more productive by bringing efficiency and environmental benefits to a wide variety of industries, including aerospace, chemicals, food and beverage, electronics, energy, healthcare, manufacturing, metals and others. More information about Praxair, Inc. is available at www.praxair.com.

*See the attachments for calculations of non-GAAP measures. Guidance for diluted earnings per share for the third quarter excludes the impact of a pension settlement charge expected to be recorded and guidance for adjusted diluted earnings per share for the full year 2013 also excludes the impact of the Venezuela currency devaluation recorded in the first quarter.

Attachments: Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information, Quarterly Financial Summary, Non-GAAP Reconciliations, Appendix: Non-GAAP Measures.

A teleconference on Praxair’s second-quarter results is being held this morning, July 24, at 11:00 am Eastern Time. The number is (617) 213-8831 -- Passcode: 19538377. The call also is available as a web-cast at www.praxair.com/investors. Materials to be used in the teleconference are also available at www.praxair.com/investors.

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from the projections or estimates contained in the forward-looking statements. Additionally, financial projections or estimates exclude the impact of special items which the company believes are not indicative of ongoing business performance. The company assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A (Risk Factors) in the company’s Form 10-K and 10-Q reports filed with the SEC which should be reviewed carefully. Please consider the company’s forward-looking statements in light of those risks.

PRAXAIR, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2013	2012	2013	2012

SALES	$3,014	$2,811	$5,902	$5,651
Cost of sales	1,710	1,602	3,348	3,218
Selling, general and administrative	344	310	681	645
Depreciation and amortization	275	247	541	499
Research and development	24	25	48	49
Venezuela currency devaluation (a)	-	-	23	-
Other income (expense) - net	4	9	4	23
OPERATING PROFIT	665	636	1,265	1,263
Interest expense - net	41	33	81	70
INCOME BEFORE INCOME TAXES AND EQUITY INVESTMENTS	624	603	1,184	1,193
Income taxes	174	169	338	334
INCOME BEFORE EQUITY INVESTMENTS	450	434	846	859
Income from equity investments	11	10	21	17
NET INCOME (INCLUDING NONCONTROLLING INTERESTS)	461	444	867	876
Less: noncontrolling interests	(16)	(15)	(31)	(28)
NET INCOME - PRAXAIR, INC.	$445	$429	$836	$848

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS

Basic earnings per share	$1.50	$1.43	$2.82	$2.84

Diluted earnings per share	$1.49	$1.42	$2.79	$2.80

Cash dividends	$0.60	$0.55	$1.20	$1.10

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	295,668	298,885	296,136	298,981
Diluted shares outstanding (000's)	298,654	302,492	299,290	302,657

(a)	The 2013 year to date period includes a charge of $23 million ($23 million after-tax, or $0.08 per diluted share) in the first quarter, related to the Venezuela currency devaluation. See appendix for non-GAAP measures which exclude the impact of this charge.

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Millions of dollars)
(UNAUDITED)

	June 30,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$102	$157
Accounts receivable - net	1,961	1,834
Inventories	480	476
Prepaid and other current assets	470	325
TOTAL CURRENT ASSETS	3,013	2,792

Property, plant and equipment - net	11,867	11,453
Goodwill	3,159	2,507
Other intangibles - net	576	173
Other long-term assets	1,156	1,165
TOTAL ASSETS	$19,771	$18,090
LIABILITIES AND EQUITY
Accounts payable	$915	$928
Short-term debt	1,234	638
Current portion of long-term debt	9	39
Other current liabilities	832	874
TOTAL CURRENT LIABILITIES	2,990	2,479
Long-term debt	7,863	6,685
Other long-term liabilities	2,374	2,253
TOTAL LIABILITIES	13,227	11,417

REDEEMABLE NONCONTROLLING INTERESTS	259	252

EQUITY
Praxair, Inc. shareholders' equity	5,928	6,064
Noncontrolling interests	357	357
TOTAL EQUITY	6,285	6,421
TOTAL LIABILITIES AND EQUITY	$19,771	$18,090

PRAXAIR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2013	2012	2013	2012
OPERATIONS
Net income - Praxair, Inc.	$445	$429	$836	$848
Noncontrolling interests	16	15	31	28
Net income (including noncontrolling interests)	461	444	867	876

Adjustments to reconcile net income to net cash provided
by operating activities:
Venezuela currency devaluation	-	-	23	-
Depreciation and amortization	275	247	541	499
Accounts receivable	(3)	96	(164)	(47)
Inventory	(11)	17	(27)	(14)
Payables and accruals	(6)	(23)	(6)	(118)
Pension contributions	(38)	(3)	(43)	(109)
Deferred income taxes and other	(101)	(53)	(142)	39
Net cash provided by operating activities	577	725	1,049	1,127
INVESTING
Capital expenditures	(522)	(564)	(988)	(1,047)
Acquisitions, net of cash acquired	(171)	(39)	(1,269)	(51)
Divestitures and asset sales	7	7	38	71
Net cash used for investing activities	(686)	(596)	(2,219)	(1,027)

FINANCING
Debt increase (decrease) - net	439	174	1,755	452
Issuances of common stock	43	34	76	107
Purchases of common stock	(195)	(138)	(345)	(313)
Cash dividends - Praxair, Inc. shareholders	(177)	(164)	(355)	(328)
Excess tax benefit on stock option exercises	10	12	24	44
Noncontrolling interest transactions and other	(12)	(41)	(17)	(41)
Net cash provided by (used for) financing activities	108	(123)	1,138	(79)

Effect of exchange rate changes on cash and
cash equivalents	(10)	(9)	(23)	(7)

Change in cash and cash equivalents	(11)	(3)	(55)	14
Cash and cash equivalents, beginning-of-period	113	107	157	90

Cash and cash equivalents, end-of-period	$102	$104	$102	$104

PRAXAIR, INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended		Year to Date
	June 30,		June 30,
	2013	2012	2013	2012
SALES
North America	$1,552	$1,393	$3,009	$2,791
Europe	382	382	752	759
South America	536	520	1,067	1,082
Asia	379	348	746	682
Surface Technologies	165	168	328	337
Total sales	$3,014	$2,811	$5,902	$5,651

OPERATING PROFIT
North America	$381	$363	$739	$724
Europe	69	68	131	136
South America	123	110	237	225
Asia	61	68	124	125
Surface Technologies	31	27	57	53
Segment operating profit	665	636	1,288	1,263
Venezuela currency devaluation	-	-	(23)	-
Total operating profit	$665	$636	$1,265	$1,263

PRAXAIR, INC. AND SUBSIDIARIES
QUARTERLY FINANCIAL SUMMARY
(Millions of dollars, except per share data)
(UNAUDITED)

	2013		2012
	Q2	Q1 (b)	Q4	Q3 (b)	Q2	Q1
FROM THE INCOME STATEMENT
Sales	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
Cost of sales	1,710	1,638	1,583	1,595	1,602	1,616
Selling, general and administrative	344	337	319	306	310	335
Depreciation and amortization	275	266	254	248	247	252
Research and development	24	24	25	24	25	24
Venezuela currency devaluation and other charges	-	23	-	65	-	-
Other income (expenses) - net	4	-	(2)	22	9	14
Operating profit	665	600	616	558	636	627
Interest expense - net	41	40	35	36	33	37
Income taxes	174	164	162	90	169	165
Income from equity investments	11	10	9	8	10	7
Net income (including noncontrolling interests)	461	406	428	440	444	432
Less: noncontrolling interests	(16)	(15)	(14)	(10)	(15)	(13)
Net income - Praxair, Inc.	$445	$391	$414	$430	$429	$419

PER SHARE DATA - PRAXAIR, INC. SHAREHOLDERS
Diluted earnings per share	$1.49	$1.30	$1.38	$1.43	$1.42	$1.38
Cash dividends per share	$0.60	$0.60	$0.55	$0.55	$0.55	$0.55
Diluted weighted average shares outstanding (000's)	298,654	299,700	300,224	301,731	302,492	302,876

FROM THE BALANCE SHEET
Net debt (a)	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749
Capital (a)	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248
Debt-to-capital ratio (a)	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%

FROM THE STATEMENT OF CASH FLOWS
Cash flow from operations	$577	$472	$879	$746	$725	$402
Capital expenditures	522	466	586	547	564	483
Acquisitions	171	1,098	171	58	39	12
Cash dividends	177	178	163	164	164	164

OTHER INFORMATION
After-tax return on capital (ROC) (a)	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%
Return on Praxair, Inc. shareholders' equity (ROE) (a)	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%
Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) (a)	$951	$899	$879	$879	$893	$886
Debt-to-adjusted EBITDA ratio (a)	2.1	2.1	1.9	1.9	1.8	1.8
Number of employees	27,878	27,380	26,539	26,215	26,353	26,259

SEGMENT DATA
SALES
North America	$1,552	$1,457	$1,416	$1,391	$1,393	$1,398
Europe	382	370	363	352	382	377
South America	536	531	484	516	520	562
Asia	379	367	374	358	348	334
Surface Technologies	165	163	162	157	168	169
Total sales	$3,014	$2,888	$2,799	$2,774	$2,811	$2,840
OPERATING PROFIT
North America	$381	$358	$367	$374	$363	$361
Europe	69	62	60	60	68	68
South America	123	114	92	112	110	115
Asia	61	63	69	52	68	57
Surface Technologies	31	26	28	25	27	26
Segment operating profit	665	623	616	623	636	627
Venezuela currency devaluation and other charges	-	(23)	-	(65)	-	-
Total operating profit	$665	$600	$616	$558	$636	$627

(a)	Non-GAAP measure, see Appendix.

(b)	The first quarter 2013 includes a charge of $23 million ($23 million after-tax, or $0.08 per diluted share), related to the Venezuela currency devaluation. The third quarter 2012 includes: (i) a pre-tax charge of $56 million ($38 million after-tax and non-controlling interests, or $0.12 per diluted share) related to the 2012 cost reduction program; (ii) a pre-tax charge of $9 million ($6 million after-tax, or $0.02 per diluted share) related to pension settlement; and (iii) an income tax benefit of $55 million, or $0.18 per diluted share related to a loss on liquidated subsidiary as a result of the divestiture of the U.S. Homecare business.

PRAXAIR, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.
(Millions of dollars, except per share amounts)
	Operating Profit		Income Taxes		Net Income - Praxair, Inc.		Diluted EPS
	2013	2012	2013	2012	2013	2012	2013	2012
Year To Date June 30,
Reported GAAP amounts	$1,265	$1,263	$338	$334	$836	$848	$2.79	$2.80
Non-GAAP adjustments:
Venezuela currency devaluation (a)	23	-	-	-	23	-	0.08	-
Total adjustments	23	-	-	-	23	-	0.08	-
Adjusted amounts	$1,288	$1,263	$338	$334	$859	$848	$2.87	$2.80

Note: There were no non-GAAP adjustments for the quarters ended June 30, 2013 or 2012.

PRAXAIR, INC. AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES
(Millions of dollars, except per share data)
(UNAUDITED)

The following non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s financing leverage, return on net assets employed and operating performance. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. Adjusted amounts exclude the impact of the 2013 first quarter loss on Venezuela currency devaluation; and the 2012 third quarter cost reduction program, pension settlement charge, and an income tax benefit; and the 2011 fourth quarter gain on acquisition and cost reduction program which helps investors understand underlying performance on a comparable basis.

	2013		2012				2011
	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1

Debt to Capital Ratio - The debt-to-capital ratio is a measure used by investors, financial analysts and management to provide a measure of financial leverage and insights into how the company is financing its operations.

Debt	$9,106	$8,676	$7,362	$7,136	$6,995	$6,856	$6,562	$6,310	$6,119	$5,838
Less: cash and cash equivalents	(102)	(113)	(157)	(108)	(104)	(107)	(90)	(125)	(80)	(86)
Net debt	9,004	8,563	7,205	7,028	6,891	6,749	6,472	6,185	6,039	5,752
Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	259	255	252	243	232	232	220	-	-	-
Praxair, Inc. shareholders' equity	5,928	6,169	6,064	6,015	5,615	5,940	5,488	5,753	6,400	6,165
Noncontrolling interests	357	357	357	331	279	327	309	368	370	372
Total equity and redeemable noncontrolling interests	6,544	6,781	6,673	6,589	6,126	6,499	6,017	6,121	6,770	6,537
Capital	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289

Debt-to-capital	57.9%	55.8%	51.9%	51.6%	52.9%	50.9%	51.8%	50.3%	47.1%	46.8%

After-tax return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Praxair, Inc. shareholders’ equity).

Adjusted operating profit (a)	$665	$623	$616	$623	$636	$627	$619	$632	$627	$591
Less: adjusted income taxes (a)	(174)	(164)	(162)	(164)	(169)	(165)	(162)	(166)	(163)	(156)
Less: tax benefit on interest expense	(11)	(11)	(10)	(10)	(9)	(10)	(11)	(10)	(10)	(10)
Add: income from equity investments	11	10	9	8	10	7	7	13	11	9
Adjusted net operating profit after-tax (NOPAT)	$491	$458	$453	$457	$468	$459	$453	$469	$465	$434
4-quarter trailing adjusted NOPAT	$1,859	$1,836	$1,837	$1,837	$1,849	$1,846

Ending capital (see above)	$15,548	$15,344	$13,878	$13,617	$13,017	$13,248	$12,489	$12,306	$12,809	$12,289
5-quarter average ending capital	$14,281	$13,821	$13,250	$12,935	$12,774	$12,628

After-tax ROC (4-quarter trailing NOPAT / 5-quarter average capital)	13.0%	13.3%	13.9%	14.2%	14.5%	14.6%

Return on Praxair, Inc. Shareholder's equity (ROE) - Return on Praxair, Inc. shareholders' equity is a measure used by investors, financial analysts and management to evaluate operating performance from a Praxair shareholder perspective. ROE measures the net income attributable to Praxair, Inc. that the company was able to generate with the money shareholders have invested.

Adjusted net income - Praxair, Inc. (a)	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398
4-quarter trailing adjusted net income - Praxair, Inc. (a)	$1,692	$1,676	$1,681	$1,681	$1,691	$1,687

Ending Praxair, Inc. shareholders' equity	$5,928	$6,169	$6,064	$6,015	$5,615	$5,940	$5,488	$5,753	$6,400	$6,165
5-quarter average Praxair shareholders' equity	$5,958	$5,961	$5,824	$5,762	$5,839	$5,949

ROE (4-quarter trailing adjusted net income - Praxair, Inc. / 5-quarter average Praxair shareholders' equity)	28.4%	28.1%	28.9%	29.2%	29.0%	28.4%

Adjusted EBITDA and Debt-to-Adjusted EBITDA Ratio- These measures are used by investors, financial analysts and management to assess a company's ability to meet it's financial obligations.

Adjusted net income - Praxair, Inc. (a)	$445	$414	$414	$419	$429	$419	$414	$429	$425	$398

Add: adjusted noncontrolling interests (a)	16	15	14	12	15	13	12	14	14	11
Add: interest expense - net	41	40	35	36	33	37	38	36	36	35
Add: adjusted income taxes (a)	174	164	162	164	169	165	162	166	163	156
Add: depreciation and amortization	275	266	254	248	247	252	249	256	254	244
Adjusted EBITDA	$951	$899	$879	$879	$893	$886	$875	$901	$892	$844
4-quarter trailing adjusted EBITDA	$3,608	$3,550	$3,537	$3,533	$3,555	$3,554

Ending net debt (see above)	$9,004	$8,563	$7,205	$7,028	$6,891	$6,749	$6,472	$6,185	$6,039	$5,752
5-quarter average net debt	$7,738	$7,287	$6,869	$6,665	$6,467	$6,239

Debt-to-adjusted EBITDA ratio (5-quarter average net debt / 4-quarter trailing adjusted EBITDA)	2.1	2.1	1.9	1.9	1.8	1.8

(a)

The following table presents adjusted amounts for Operating Profit and Operating Profit Margin, Income Taxes, Effective Tax Rate, Noncontrolling Interests, Net income - Praxair, Inc., and Diluted EPS for the First Quarter 2013, Third Quarter and full year 2012 and the Fourth Quarter 2011. Additionally, this table presents the percentage change in Diluted EPS Guidance for the full year 2013.

		First Quarter	Year	Third Quarter	Fourth Quarter
		2013	2012	2012	2011
	Adjusted Operating Profit and Operating Profit Margin
	Reported operating profit	$600	$2,437	$558	$618
	Add: Venezuela currency devaluation	23	-	-	-
	Add: Pension settlement charge	-	9	9	-
	Add: Cost reduction program	-	56	56	40
	Less: Gain on acquisition	-	-	-	(39)
	Total adjustments	23	65	65	1
	Adjusted operating profit	$623	$2,502	$623	$619

	Reported sales	$2,888	$11,224	$2,774	$2,796
	Adjusted operating profit margin	21.6%	22.3%	22.5%	22.1%

	Adjusted Income Taxes
	Reported income taxes	$164	$586	$90	$156
	Add: Venezuela currency devaluation	-	-	-	-
	Add: Pension settlement charge	-	3	3	-
	Add: Income tax benefit	-	55	55	-
	Add: Cost reduction program	-	16	16	9
	Less: Gain on acquisition	-	-	-	(3)
	Total adjustments	-	74	74	6
	Adjusted income taxes	$164	$660	$164	$162

	Adjusted Effective Tax Rate
	Reported income before income taxes and equity investments	$560	$2,296	$522	$580
	Add: Venezuela currency devaluation	23	-	-	-
	Add: Pension settlement charge	-	9	9	-
	Add: Cost reduction program	-	56	56	40
	Less: Gain on acquisition	-	-	-	(39)
	Total adjustments	23	65	65	1
	Adjusted income before income taxes and equity investments	$583	$2,361	$587	$581

	Adjusted income taxes (above)	$164	$660	$164	$162
	Adjusted effective tax rate	28%	28%	28%	28%

	Adjusted Noncontrolling interest
	Reported noncontrolling interest	$15	$52	$10	$11
	Add: Cost reduction program	-	2	2	-
	Add: Gain on acquisition	-	-	-	1
	Total adjustments	-	2	2	1
	Adjusted noncontrolling interest	$15	$54	$12	$12

	Adjusted Net Income - Praxair, Inc.
	Reported net income - Praxair, Inc.	$391	$1,692	$430	$420
	Add: Venezuela currency devaluation	23	-	-	-
	Add: Pension settlement charge	-	6	6	-
	Less: Income tax benefit	-	(55)	(55)	-
	Add: Cost reduction program	-	38	38	31
	Less: Gain on acquisition	-	-	-	(37)
	Total adjustments	23	(11)	(11)	(6)
	Adjusted net income - Praxair, Inc.	$414	$1,681	$419	$414

	Adjusted Diluted EPS
	Reported diluted EPS	$1.30	$5.61	$1.43	$1.38
	Add: Venezuela currency devaluation	0.08	-	-	-
	Add: Pension settlement charge	-	0.02	0.02	-
	Less: Income tax benefit	-	(0.18)	(0.18)	-
	Add: Cost reduction program	-	0.12	0.12	0.10
	Less: Gain on acquisition	-	-	-	(0.12)
	Total adjustments	0.08	(0.04)	(0.04)	(0.02)
	Adjusted diluted EPS	$1.38	$5.57	$1.39	$1.36

	Percentage Change in Adjusted Full Year 2013 Diluted EPS Guidance

			Full Year 2013
			Low End	High End

	Diluted EPS guidance		$5.82	$5.92
	Non-GAAP adjustments:
	Add: Venezuela currency devaluation		0.08	0.08
	2013 adjusted diluted EPS		$5.90	$6.00

	2012 adjusted diluted EPS (see above)		$5.57	$5.57

	Percentage change from 2012 adjusted amounts		6%	8%

CONTACT:
Praxair, Inc.
Media Contact:
Lisa Esneault, 203-837-2671
lisa_esneault@praxair.com
or
Investor Contact:
Kelcey Hoyt, 203-837-2118
kelcey_hoyt@praxair.com